Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of September 30, 2015, is entered into by and among Ameris Bancorp, a Georgia corporation (“ABCB”), Jacksonville Bancorp, Inc., a Florida corporation (“JAXB”), and each person or entity executing this Agreement or a counterpart to this Agreement (each, a “Shareholder”).

RECITALS

WHEREAS, pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, between ABCB and JAXB, JAXB will, subject to the terms and conditions set forth therein, merge with and into ABCB, with ABCB being the surviving entity (the “Merger”); and

WHEREAS, as an inducement for ABCB to enter into the Merger Agreement, ABCB has required that each Shareholder enter into this Agreement.

AGREEMENT

In consideration of ABCB’s and JAXB’s performance under the Merger Agreement, each Shareholder agrees as follows:

1.            Definitions.  Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement.

2.            Effectiveness.  If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement shall automatically terminate and be null and void and of no effect.  The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

3.             Voting Agreement.

(a)            From the date hereof until the earlier of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), each Shareholder irrevocably and unconditionally agrees that at any shareholder meeting of JAXB to approve the Merger Agreement or any adjournment or postponement thereof, such Shareholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all shares of JAXB Common Stock beneficially owned by such Shareholder as of the date hereof, together with all shares of JAXB Common Stock over which such Shareholder may acquire beneficial ownership from time to time after the date hereof, in each case that are entitled to vote at such meeting, but excluding any shares of JAXB Common Stock held solely by any of the Shareholder’s family members, whether or not such shares are included as beneficially owned by the Shareholder in JAXB’s most recent annual proxy statement, as of the date of this Agreement (collectively, the “Owned Shares”):

 (i)                in favor of (A) approval of the Merger Agreement and the Charter Amendment and (B) approval of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement or the Charter Amendment; and

 (ii)              against (A) any action or agreement that would impair the ability of ABCB to complete the Merger or the ability of JAXB to complete the Merger, or that would otherwise prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement and (B) other than the transactions contemplated by the Merger Agreement, any Acquisition Proposal.

(b)            Each Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of JAXB, to approve the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.

(c)            Each Shareholder represents and warrants and covenants and agrees that, except for this Agreement, such Shareholder (i) has not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to the Owned Shares and (ii) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement.  With respect to any Shareholder that is an officer, director or other Representative of JAXB or any of Subsidiary of JAXB, such Shareholder, in its capacity as a shareholder of JAXB, hereby acknowledges that such Shareholder is bound by the restrictions set forth in Section 5.9 of the Merger Agreement and agrees consistent therewith not to solicit any Acquisition Proposal.

(d)            Notwithstanding the foregoing, Sections 3(a)(b) and (c) of this Agreement shall not preclude the Shareholder from taking any action at such time that JAXB is expressly permitted to take such action pursuant to Section 5.9 of the Merger Agreement.

(e)            For avoidance of doubt, the parties acknowledge and agree that nothing in this Agreement shall limit or restrict any Shareholder, or any of such Shareholder’s Affiliates, who is or becomes during the term hereof a director or officer of JAXB or any of its Subsidiaries, from acting, omitting to act or refraining from taking any action, solely in such person’s capacity as a director or officer of JAXB or any of its Subsidiaries, in a manner consistent with his or her fiduciary duties in such capacity under Applicable Law.

4.            Grant of Irrevocable Proxy; Appointment of Proxy.  During the Support Period, each Shareholder hereby irrevocably and unconditionally grants to, and appoints, ABCB and any designee thereof as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Owned Shares owned by such Shareholder as of the applicable record date in accordance with Section 3 of this Agreement; provided, however, that each Shareholder’s grant of the proxy contemplated by this Section 4 shall be effective if, and only if, such Shareholder has not delivered to JAXB prior to the meeting at which any of the matters described in Section 3 are to be considered, a duly executed irrevocable proxy card directing that the Owned Shares of such Shareholder be voted in accordance with Section 3 of this Agreement.  Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4, if it becomes effective, is coupled with an interest and is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement.  The parties hereby further affirm that the irrevocable proxy, if it becomes effective, is intended to be irrevocable until the end of the Support Period, at which time it will terminate automatically.  If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Shareholder granting such proxy agrees, until the end of the Support Period, to vote the Owned Shares in accordance with Section 3 of this Agreement.  The parties agree that the foregoing is a voting agreement.  Notwithstanding anything contained herein to the contrary, this proxy shall automatically terminate and be revoked upon the termination of this Agreement in accordance with its terms.

5.            Transfer Restrictions Prior to Merger.  Each Shareholder agrees that it will not, during the Support Period, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of such Shareholder’s Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”); provided, however, that such Shareholder may Transfer Owned Shares for estate planning purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement with respect to such Owned Shares.

6.            Cooperation.  Each Shareholder hereby:  (i) authorizes ABCB and JAXB to publish and disclose in any public announcement, disclosure required by the SEC or by Applicable Law or the Proxy Statement/Prospectus (and, if applicable, the Registration Statement), such Shareholder’s identity and ownership of the Owned Shares, the nature of such Shareholder’s obligations under this Agreement and any other information that ABCB or JAXB reasonably determines is required to be disclosed in connection with the Merger and the transactions contemplated by the Merger Agreement; (ii) agrees to promptly give to ABCB and JAXB any information ABCB or JAXB may reasonably require for the preparation of any such disclosure documents; and (iii) agrees to promptly notify ABCB and JAXB of any required corrections with respect to any information supplied by such Shareholder, if and to the extent that such information was false or misleading in any material respect at the time such information was provided.

7.            Representations and Warranties.  Each Shareholder represents and warrants to ABCB that:

(a)            this Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by ABCB and JAXB, constitutes a valid and legally binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the general principles of equity, and no other action is necessary to authorize the execution and delivery by such Shareholder or the performance of its obligations hereunder;

(b)            if such Shareholder is married and any of the Owned Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been (or promptly shall be) duly and validly executed and delivered by, and constitutes a valid and legally binding agreement of, such Shareholder’s spouse, enforceable in accordance with its terms;

(c)            the Owned Shares as of the date hereof are equal to the number of shares set forth next to such Shareholder’s name on Exhibit A hereto; and

(d)            except as noted on Exhibit A hereto, such Shareholder has, and at all times during the term of this Agreement shall have, beneficial ownership of, good and valid title to and full and exclusive power to vote, without restriction or limitation, the Owned Shares (other than any such shares that are Transferred in the manner permitted by this Agreement).

8.            Waiver of Certain Rights.  To the extent permitted by Applicable Law, each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or to demand fair value for such Shareholder’s Owned Shares in connection with the Merger, in each case, that such Shareholder may have under Applicable Law.

9.            Entire Agreement; Assignment.  This Agreement is irrevocable.  The exhibits hereto are incorporated as a part of this Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided, however, that the rights under this Agreement are assignable by ABCB or JAXB to any successor-in-interest.

10.         Remedies/Specific Enforcement.  Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each of ABCB and JAXB would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event.  Accordingly, in the event of any breach by any Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which ABCB or JAXB may be entitled (including monetary damages), each of ABCB and JAXB shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.  Each Shareholder further agrees that none of ABCB, JAXB or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10, and each Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  If any legal action or other proceeding is brought against any party hereto to enforce any provision of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including reasonable attorneys’ fees and expenses, court costs and expenses incident to arbitration, appellate and post-judgment proceedings) from the party against which such action or proceeding is brought, in addition to any other relief to which such prevailing party may be entitled.

11.          Governing Law and Enforceability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws; provided, however, that the FBCA shall govern to the extent mandatorily applicable to Florida corporations.  If any court determines that the restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable.

12.          Individual Obligations.  The obligations of each of the Shareholders under this Agreement are several and not joint.  This Agreement is binding on each Shareholder that executes this Agreement regardless of whether any other Shareholder(s) also executed this Agreement.

13.          Ownership.  ABCB and JAXB acknowledge and agree that nothing in this Agreement shall be deemed to vest in ABCB or JAXB any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Shareholder, and ABCB and JAXB shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Shareholder or exercise any power or authority to direct the Shareholder in the voting of any of the Owned Shares, except as otherwise expressly provided herein.

14.            Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by ABCB, JAXB and all applicable Shareholder(s), and (ii) in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.          Number; Gender.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

16.          Construction.  The words “include,” “includes” and “including” as used in this Agreement shall be deemed to be followed by the words “without limitation” whether or not such words appear.

17.         Capacity as Shareholder.  This Agreement shall apply to each Shareholder solely in such Shareholder’s capacity as a shareholder of JAXB and shall not apply any manner to any Shareholder in any capacity as a director or officer of JAXB or its Subsidiaries or in any other capacity (and shall not limit or affect any actions taken by any Shareholder in the capacity of director or officer of JAXB or its Subsidiaries).  Without limiting the foregoing, any vote by a Shareholder in his or her capacity as a director or officer of JAXB in connection with the actions taken by JAXB that are permissible under Section 5.9 of the Merger Agreement shall not serve as a basis for a violation of this Agreement.

18.         Headings.  The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

19.          Counterparts.  This Agreement may be executed in counter-parts, delivery of which may be by facsimile or other electronic transmission, including in “portable document format” (.pdf), and each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
[Signature page follows.]

SIGNED as of the date first set forth above:

AMERIS BANCORP		JACKSONVILLE BANCORP, INC.

By:		By:
	Edwin W. Hortman, Jr.		Kendall L. Spencer
	President and Chief Executive Officer		President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS:

[Signature Page to Voting and Support Agreement]

Exhibit A

Number of Owned Shares
Director, Executive Officer or Shareholder	Name(s) in Which Shares are Held	Voting Common Stock	Nonvoting Common Stock